Code of Ethics

1	Policy Administration and Governance

1.1	Applicability

The following table specifies the M&G business areas to which this policy is applicable. This includes all constituent international offices unless otherwise clarified.

Compliance	M&G Operations	Marketing & Distribution
Equities	Human Resources	Risk & Audit
Finance	Legal
Fixed Income	Real Estate
Other (Prucap, PPMG, PPMSA) :	PruCap and PPMG as outlined in 2.3 – Scope
Table 1 Applicability of Policy by BU
1.2	Relationship to Prudential Group Governance
This Policy does not map to a specific Prudential Group policy, but it supports adherence to elements of the Prudential Group Code of Business Conduct, the Prudential Group Conflicts of Interest Policy
and the Prudential Information Sharing and Securities Dealing Policy. A mapping of those requirements against this policy can be found in Appendix E.
1.3	Roles and Responsibilities
The following table documents the roles and responsibilities that are in place for the policy.

Sponsor	Neil Donnelly, Chief Compliance Officer
Policy
Approval Body	M&G Risk and Compliance Committee
Owner	James Hudson, Head of Code of Ethics

Contact	Quyen Seizer, Deputy Head of Code of Ethics
PADealing@mandg.co.uk
Policy
Reviewers	Ciarán McCafferty, Director of Central Compliance
Table 2 Roles and Responsibilities details
1.4	Approvals and Review
This policy is reviewed on at least an annual basis, or more frequently if required. As part of the review process the Code of Ethics Team will recommend amendments or enhancements to the M&G
Risk and Compliance Committee for review and approval before any changes are implemented.
This policy is approved on at least an annual basis by the M&G Risk and Compliance Committee under delegated authority from the board of M&G Limited. Proposed changes to the policy can be raised by Compliance. Evidence of review, approval or change proposals are stored by the Code of
Ethics team in secure folders. Evidence of approval is maintained by the Group secretariat.

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Contents
1 Policy Administration and Governance		2
1.1	Applicability	2
1.2	Relationship to Prudential Group Governance	2
1.3	Roles and Responsibilities	2
1.4	Approvals and Review	2
2 Introduction		5
2.1	Context	5
2.2	Policy Purpose	5
2.3	Scope	5
2.3.1	Scope Limitations	5
3 Policy Requirements		6
3.1	Summary of key requirements	6
4 Standards of Conduct and Compliance with Laws		7
4.1	Standards of Conduct	7
4.2	Compliance with laws and other relevant Prudential/M&G policies	7
5 Personal Account Dealing		8
5.1	Context	8
5.2	Prohibitions – All Employees	8
5.3	Disclosure of PA dealing accounts	9
5.4	Pre-clearance Requirements	9
5.5	Process	9
5.6	New Issues (incl. Initial Public Offerings) and Private Placements	10
5.7	Discretionary Managed Accounts	10
5.8	Post-clearance Requirements	10
6 Initial and Periodic Reporting		11
6.1	Initial Statement of Investments Held	11
6.2	Quarterly and Annual Statement of Investments	11
7 Personal Associations		11
7.1	Context	11
7.2	Identification & disclosure requirements	11
7.3	Managing actual or perceived conflicts arising through a Personal Association	12
8 Exemptions and variations		13
9 Record Keeping		13
10	Breaches and Issues	13
11	Reporting and Escalation	13
12	Assurance	14

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2 Introduction

2.1	Context

The Code of Ethics (the “Code”) was written to meet the rules and requirements of regulators including the Financial Conduct Authority (“FCA”) and the Securities and Exchange Commission
(“SEC”) on personal account dealing and, in relation to individuals, managing conflicts of interest.

The Code does not map to a specific Prudential Group policy, but it supports adherence to elements of the Prudential Group Code of Business Conduct, the Prudential Group Conflicts of Interest Policy
and the Prudential Information Sharing and Securities Dealing Policy.

The Code is supplemented, where appropriate, by local compliance manuals, policies and procedures and guidance applicable to M&G’s international offices and particular business areas, with relevant staff informed accordingly where this is the case.

2.2	Policy Purpose

Employees of the M&G Group, comprising M&G Limited and its subsidiaries (‘M&G’), are expected to maintain the highest ethical and professional standards. This Code establishes standards of conduct expected of all Employees and addresses personal conflicts that may arise from Employees’ personal trading and other activities. Every Employee is expected to fully understand and comply with the provisions of the Code. The Code is a core component of M&G’s compliance framework and addresses a number of key FCA and Markets in Financial Instruments Directive (“MiFID”)
requirements.

In addition, M&G Investment Management Limited (“MAGIM”) is regulated by the United States (“US”)
SEC as an Investment Adviser in relation to its US clients. In this regard M&G have adopted this
Code pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers
Act”).	M&G Alternative investment Management Ltd (MAGAIM) is an Exempt Reporting Advisor. Its
staff are subject to The Code from being employees of M&G Ltd.

2.3	Scope

The Code applies in full to the following, collectively referred to as “Employees” for the purposes of the Code:

·	Individuals employed by an entity in the M&G Group;
·	FCA Approved Persons carrying out a controlled function for M&G; and / or
·	All individuals (including contractors) with an M&G systems log on for more than thirty days.
·	Employees of other business units in the Prudential Group which have adopted the Code.

Staff are subject to the Code throughout their employment. Staff on agreed long term leave and without systems access are exempt from the obligation to make quarterly declarations and after their first month of absence to seek pre-clearance in advance of personal trading. Otherwise staff remain subject to the Code unless specifically notified otherwise; if staff are without systems access they must contact Compliance to preclear trades they wish to undertake. Returning staff are required to make a declaration within 10 days of resuming work that their personal trading records are complete and accurate.

2.3.1	Scope Limitations

For the avoidance of doubt the Code is also applicable to employees of Prudential Capital plc
(“PruCap”) and Prudential Portfolio Management Group Limited (“PPMG”) when seconded to M&G
Investment Management Limited (“MAGIM”) and registered as CF30 Approved Persons for MAGIM.

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Other Prudential Group employees may from time to time be subject to the Code at the request of their management.

3 Policy Requirements

The Code of Ethics prescribes detailed requirements with which Employees must comply at all times, as follows:

·	Personal Account Dealing (section 5)
·	Initial and Periodic Reporting (section 6)
·	Personal Associations (section 7)

3.1	Summary of key requirements

Table 3, below, summarises the key requirements within the Code.
Reference	Requirement
COE1	No later than 10 calendar days after becoming an Employee read the Code of Ethics, complete a declaration of understanding and an initial statement of investments held.
COE2	When requested to do so by M&G Compliance, re-read the Code of Ethics and complete a declaration of understanding and complete any other training in respect of the Code.
COE3	Comply with Prudential / M&G standards of conduct and US federal securities laws.
COE4	Comply with personal account dealing prohibitions.
COE5	Disclose all personal dealing accounts.
COE6	Seek and obtain pre-clearance before instructing a personal account deal.
COE7	Post-clear personal account deals no later than 10 calendar days after trade execution.
COE8	Within 30 calendar days of each quarter end complete a quarterly statement of investments.
COE9	Identify and declare Personal Associations that may compromise, or may appear to compromise, impartial business dealings.
COE10	Do not make a personal donation / contribution to any US elected official, candidate for office, or political action committee unless you are a US citizen and adhere to the M&G US Political Contributions (“Pay to Play”) Policy.

Table 3 Summary of Key Policy Requirements

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4 Standards of Conduct and Compliance with Laws

4.1	Standards of Conduct

All Employees are expected to maintain the highest ethical and professional standards. Employees owe a fiduciary duty to M&G’s clients and must observe the following standards of conduct:

·	At all times, each Employee must place the interests of clients and M&G above their personal interests.
·	Personal securities transactions of Employees must be conducted in a manner designed to avoid actual or potential conflicts of interest with the interests of any client or any abuse of the Employee’s position of trust and responsibility.
·	Each Employee must avoid actions or activities that would allow him or her to inappropriately profit or benefit from his or her position at M&G, or that otherwise brings into question the Employee’s independence or objectivity.

4.2	Compliance with laws and other relevant Prudential/M&G
policies

COE3 Employees must comply with Prudential / M&G standards of conduct and US federal securities laws.

In addition to the Standards of Conduct, all Employees must comply with all local laws, rules and regulations applicable to the business or operations of M&G. This includes compliance with the US
Federal Securities Laws as outlined in Appendix A.

Whilst this Code sets out certain matters in relation to the conduct of Employees, there are a number of other relevant policies which Employees should also be aware of and comply with including, but not limited to:

·	M&G Employee Handbook[1]
·	M&G Conflicts of Interest Policy
·	M&G Market Conduct & Information Management Framework
·	M&G Gifts & Hospitality Policy

Each of these policies can be found on the M&G Group-wide Policies page on SharePoint.
All Employees are also subject to the Prudential Group Code of Business Conduct.

1 Employees should refer to the Handbook for their local office/BU

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5 Personal Account Dealing

5.1	Context
M&G’s priority is in ensuring that in all circumstances, clients’ interests are placed first and that each client obtains best execution of trades which we arrange on their behalf. In order to ensure this priority is consistently met, all Employees have a responsibility to ensure that in no circumstances will clients be disadvantaged by Employee Personal Account (“PA”) dealing. All staff are considered as
Access Persons.
A PA deal is a transaction in Securities executed by Employees, or their Connected Persons, on their own account using their own funds. The definition of ‘Security’ and ‘Connected Person’ are provided in Appendix B.
Information is provided in this section on the following requirements:
·	Prohibitions (section 5.2)
·	Disclosure of PA dealing accounts (section 5.3)
·	Pre-clearance requirements (section 5.4)
·	Post-clearance requirements (section 5.5)

5.2	Prohibitions – All Employees
COE4	Employees must comply with the personal account dealing prohibitions set out in Table 3.
All Employees and their Connected Persons are strictly prohibited from the following:

Prohibitions – All Employees

X	Dealing in a Security on the M&G Restricted Dealing Lists (“RDLs”).
X	Using knowledge of any proposed recommendation, trade, transaction or investment strategy relating to a client for personal benefit[2] .
X	Dealing in a security when in possession of information which if publicly known would materially impact the price of that security, commonly known as material non-public information (“MNPI”) or price sensitive information (“PSI”).
X	Dealing in contravention of the FCA’s Code of Market Conduct or the M&G Market Conduct
& Information Management Framework.
X	Dealing in contravention of US Federal Securities Laws – see Appendix A.
X	Undertaking short transactions – that is the sale of an investment not already owned and therefore betting that the value of an investment will go down.
X	Granting or selling options unless they are fully covered by stock or cash margin.
X	Buying and selling (or selling and buying) the same securities within 30 calendar days. This includes limit orders. Selling and buying to transfer assets between accounts e.g. “Bed and
ISA trades” is permitted.
X	Seeking and obtaining credit or special dealing facilities with a broker or other counterparty.
X	Spread betting or trading Contracts for Difference (“CFD”) in financial instruments.

[2] Using knowledge of any proposed recommendation, trade, transaction or investment strategy relating to a client for personal benefit will be deemed an unacceptable conflict of interest and is also likely to constitute a criminal offence.

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X	Making multiple applications to invest in a new issue (incl. Initial Public Offerings) or private placement.
X	Undertaking PA deals with certain individuals at a broker-dealer firm with whom M&G also conducts business with on behalf of certain US clients. A current list of impacted broker accounts can be obtained from Compliance before dealing.

Table 4 Prohibitions

Employees and their Connected Persons are discouraged from short term and frequent dealing. In addition to the prohibition on buying and selling (or selling and buying) the same securities within 30 calendar days, M&G expects Employees to undertake no more than 60 trades in any quarter. If repeated short term trades or an excessive number of trades are identified then the Employee concerned may be required to explain to Compliance in writing, with supporting evidence, the reasons for the trades and may in future be required to document those reasons before dealing.

Employees working in offices outside the UK are reminded to comply with any additional local PA dealing requirements as described in their local Compliance Manual or other policies or procedures, as advised to them.

5.3	Disclosure of PA dealing accounts

COE5	Employees must disclose all personal dealing accounts.

Employees must report, using the automated reporting system, details of any broker, dealer or bank account held in their own name or in the name of a Connected Person, which is used to effect PA deals. This includes details of any Discretionary Managed Accounts held in an Employees name or in the name of a Connected Person. See Appendix B for the definition of ‘Discretionary Managed
Account’.

5.4	Pre-clearance Requirements

COE6	Employees must seek and obtain pre-clearance before instructing a personal account deal.

All Employees and their Connected Persons are required to gain pre-clearance in advance of transacting in Securities on personal accounts. Appendix C sets out a detailed list of financial instruments and their associated pre-clearance and reporting requirements and exemptions from the requirements.

5.5	Process

An Employee must complete a pre-clearance request using the automated reporting system if they are satisfied that none of the prohibitions outlined in Sections 6.2 above will be breached. In the event of automated reporting system failure, manual pre-clearance request forms can be obtained from the Code of Ethics Team. Pre-clearance requests should accurately define the attributes of the intended trade; specifically the nominal of securities and value of trade should closely resemble any executed trade.

Where a pre-clearance request is approved Employees or their Connected Persons are permitted to complete their PA deal, or place an instruction to deal before the market close (determined by the listing of the security) of the next business day. If the proposed PA deal is not instructed during this period an additional pre-clearance approval must be obtained before completing the transaction.

Employees should note that proposed transactions will be checked against M&G’s open orders and trades from the previous five days. This will result in a pre-clearance request being delayed for a short time, before any approval is granted or denied.

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5.6	New Issues (incl. Initial Public Offerings) and Private
Placements

For the avoidance of doubt, Employees must obtain pre-clearance before investing in new issues
(incl. Initial public offering ("IPOs") or private placements.)

To reiterate, multiple applications by an individual for new issues (incl. IPOs) or private placements are prohibited.

5.7	Discretionary Managed Accounts

For the avoidance of doubt, pre-clearance requirements do not apply to transactions effected on
Discretionary Managed Accounts where the Employee does not have prior contact with the manager.
If in doubt the Employee should consult with Compliance in advance; it may be necessary to follow the pre-clearance procedure outlined in 6.4 above in such circumstances.

5.8	Post-clearance Requirements

COE7	Employees must post-clear personal account deals no later than 10 calendar days after trade execution.

Once orders have been executed Employees are required to ‘post-clear’ Securities transactions conducted on personal accounts by using the automated reporting system. Post clearance must be carried out no later than 10 calendar days after trade execution and must include a copy of the broker contract note for the transaction. Employees should refer to Appendix B for a detailed list of financial instruments and their associated post-clearance reporting requirements.
Transaction records must contain:

·	Key details of the transaction, including name of security, date of transaction and price[3] ;
·	The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);
·	The price of the security at which the transaction was effected; and
·	The name of the broker, dealer or bank with or through which the transaction was effected.

The automated reporting system has been designed to capture all necessary information, and will record the date of submission. Where transaction reports are not received when required it may become a disciplinary matter.

For the avoidance of doubt, post-clearance requirements do not apply to transactions effected on
Discretionary Managed Accounts where the Employee has not been involved in the decision to transact.

3 Rule 204A-1(b)(2)(ii) specifies that the following information must be recorded: “The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved”

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6 Initial and Periodic Reporting

6.1	Initial Statement of Investments Held

COE1	No later than 10 calendar days after becoming an Employee, individuals within scope must read the Code of Ethics and complete a declaration of understanding and an initial statement of investments held.

Upon joining M&G all Employees are required, using the automated reporting system, to provide an initial statement of both PA dealing accounts and investment holdings. This includes PA dealing accounts and investment holdings of the Employee or their Connected Persons. Employees should refer to Appendix C for a detailed list of financial instruments and their associated reporting requirements.

The initial statement of investments held must be completed no later than 10 calendar days after becoming an Employee. The statement must also be current (i.e. accurate) as of a date no more than
45 calendar days prior to the date of becoming an Employee.

For the avoidance of doubt, details of Discretionary Managed Accounts, held in an Employee’s name or in the name of a Connected Person, must be reported as part of the initial statement. However, the
Securities held in Discretionary Managed Accounts do not need reporting.

6.2	Quarterly and Annual Statement of Investments

COE8	Within 30 calendar days of each quarter end Employees must complete a quarterly statement of investments.

Within 30 calendar days of each quarter end all Employees are required to complete, using the automated reporting system, a declaration that all PA dealing accounts, transaction reports and investment holdings are accurate, up-to-date and in compliance with the Code. These declarations are considered to be the holdings reports required under Rule 204A-1 of the Advisers Act and are reviewed as such.

7 Personal Associations

7.1	Context

A conflict of interest may arise if an Employee has a business or personal interest (“Personal
Association”) that influences or may appear to influence his / her independence and objective judgement at work. While there is an expectation that Employees do not place themselves in a position which could create a conflict of interest via a personal association, M&G acknowledges that actual or perceived conflicts arising through Personal Associations are sometimes unavoidable and /
or can be managed effectively.

7.2	Identification & disclosure requirements

COE9	Employees must identify and declare Personal Associations that may compromise, or may appear to compromise, impartial business dealings.

M&G requires Employees to identify Personal Associations with another individual or organisation that may compromise, or may appear to compromise, impartial business dealings. Failure to take reasonable steps to identify such Personal Associations which are subsequently identified by and / or reported to Compliance may result in disciplinary action, including dismissal.

Employees are required to exercise careful judgement when determining whether a Personal
Association may compromise, or may appear to compromise their judgement. Whilst there is no

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definitive list of scenarios that will be considered to present a conflict of interest the following examples are relevant:

Personal Association conflicts of interest examples:

1	An Employee is actively involved with a company which either seeks or undertakes business with M&G;

2	An Employee is actively involved with a company which competes for business where M&G may be a competitor;

3	An Employee is actively involved with a business which has a detrimental impact on that
Employee’s ability to fulfil their role within M&G;

4	An Employee directs business to a family member or relative, or

5	An Employee is connected in any way to a business or individual, which if scrutinised by a third party could give the view that the relationship was contrary to what is considered to be acceptable business practice.

If there is any doubt in making a determination, Employees are encouraged to discuss their individual circumstances with their business area head.

Where an Employee has a Personal Association or proposes to establish a Personal Association which may compromise, or may appear to compromise, impartial business dealings they must complete the Personal Association Form provided by Compliance.

7.3	Managing actual or perceived conflicts arising through a
Personal Association

Employees are required to determine whether the actual or perceived conflict can be managed effectively in a manner which does not compromise their objective judgement. If an Employee has any doubt that this cannot be achieved they must not enter into the proposed Personal Association or avoid / remove any perceived or actual conflict arising from an existing Personal Association.

Where an Employee is confident that the risks associated with a Personal Association can be managed effectively they must describe the risks, mitigating factors and associated declaration in the
Personal Association Form.

The completed Personal Association Form should be sent to the head of the relevant M&G business area for review, who will review the circumstances of the Personal Association which will either be
‘Approved’ or ‘Not Approved’, as follows:

·	‘Approved’: the head of the business area agrees, using their professional judgement, that the perceived or actual conflict can be managed effectively. Where required the head of the business area may specify additional mitigating controls and / or monitoring arrangements that must be implemented as a pre-condition of approval.

·	‘Not Approved’: the Employee must, in the case of proposed Personal Associations, refrain from entering into that association. In the case of existing Personal Associations the
Employee must avoid / remove themselves from any perceived or actual conflict arising from that Personal Association.

Appendix D provides a ‘decision guide’ to assist Employees in meeting their obligations in relation to
Personal Associations.

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8	Exemptions and variations

In exceptional circumstances the M&G Chief Compliance Officer (or his delegate) may grant exemptions from M&G’s Code of Ethics, in whole or in part. All exemption requests must be submitted in writing to the Chief Compliance Officer.

9	Record Keeping

The Code of Ethics team will retain the following records:

·	Each version of Code that is / has been in effect;
·	All Code breaches including any actions taken as a result of those breaches;
·	The names of all persons currently or within the past seven years who are / were required to receive and acknowledge receipt of the Code.
·	All PA dealing pre-clearance requests, all post-clearance transaction reports, all initial and annual statements of investments held and all quarterly statement of investments[4] .
·	Any decision, and the reasons supporting the decision, to approve the acquisition of any security in an IPO or in a limited offering.
·	Completed Personal Association Forms.
·	Details of all approved exemptions to the Code including supporting rationales.
·	Details of agreed variances to the Code required by local law or regulation for M&G offices outside the UK and implemented in local policies and procedures.

All records will be securely stored and maintained for a period of five years (seven years for M&G offices in Hong Kong) after which time they will be destroyed via a high security certified document destruction company.

10 Breaches and Issues

Failure to act in accordance with the Code of Ethics will be regarded as a serious matter and could result in disciplinary action. Any Employee with knowledge of a potential or actual breach of the Code of Ethics must notify Compliance. Reports can also be made confidentially using the “Speak Out”
Confidential Helpline (0808 234 4411) or via the Speak Out intranet page.

The Code of Ethics Committee is responsible for enforcing compliance with the Code including advising HR in its determination of appropriate disciplinary actions. Disciplinary actions may include for example:

· Disgorgement of profits;
· Revocation of permission to carry out personal account deals;
· HR actions, including formal written warning; and/or
· Termination of employment.

11 Reporting and Escalation

Compliance carries out a range of monitoring activities to check Employees are acting in accordance with the Code. Compliance will provide reports of all policy breaches to the Code of Ethics Committee and the Chief Compliance Officer.

4 These records are maintained via the automated reporting system

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12 Assurance

A number of processes are in place to support assurance activities for the Code:

·	The Code of Ethics team is responsible for collating evidence of indicators to permit assurance as to policy adherence against each of the requirements of the Code set out in section 3.1, including provision of monthly reporting to the Chief Compliance Officer.
·	The Compliance Monitoring and Assurance Team undertakes periodic thematic and inspection reviews of adherence to the requirements of the Code and the effectiveness of its supporting systems and controls. The annual Compliance Monitoring Plan is reviewed and approved by the M&G Group Audit Committee, and the outcomes of compliance monitoring reviews are reported to that committee and to M&G senior management.
·	The effectiveness of the systems and controls established to administer the Code is subject to periodic review by Group-wide Internal Audit (“GwIA”).

Should any of the monitoring outlined above detect a potential breach of this Code or any apparent trading irregularity, Compliance will take whatever steps are deemed appropriate under the circumstances to investigate said potential breach or trading irregularity, reporting it to the Chief
Compliance Officer, and the Code of Ethics Committee as necessary.

13 Communication and Training

COE2	When requested to do so by M&G Compliance, Employees must re-read the Code of Ethics and complete a declaration of understanding and complete any other training allocated in respect of the Code.

Training on the Code forms part of the induction process for all new employees. Existing employees receive regular, relevant training on how to implement and adhere to the Code as part of the programme of training provided by Compliance.

Upon joining all Employees are required to complete a declaration confirming that they have received a copy of the Code and they understand the provisions of the Code applicable to them. This declaration of understanding must be completed no later than 10 calendar days after becoming an
Employee using the automated Code of Ethics reporting system (“automated reporting system”).

A copy of the Code will be made available to Employees each time any amendments are made.
Employees will be required to complete a declaration confirming that they have received a copy of the amended Code and continue to understand the provisions of the Code applicable to them, typically via the quarterly Code of Ethics certification process.

It is imperative that Code of Ethics certifications and reports are completed within the given deadlines.
Failure to do so will be considered as a breach of the Code.

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14 Version Control

Date	Version	Amended by	Amendment
June 2017	1.0	Quyen Tran	Policy updated to revised format in accordance
with M&G Policy Governance Standards.

The following sections were amended:
			·	Updated reference to the Group
‘Securities Dealing Rules’ to ‘Information
Sharing and Securities Dealing Policy’ in
section 1.2 and 2.1, because this is the
correct name of the policy.
			·	Updated 5 to 10 days for COE 7 within
section 3.14, to correct typo error.
			·	Included language regarding employees
on long term sickness to provide
clarification of the process for long term
leave in the section 2.3 scope.
			·	Updated language to add clarification on
the Code of Ethics Committee
responsibilities in section 10.
			·	Clarification on IPO in section 5.6.
			·	Appendix C - VCT and EIS added to
item 3, formatting of 9A to state no
reporting requirement and ‘My M&G’
included in item 9D.

Oct 2017	1.1	Quyen Tran	The following sections were amended:

			·	Sections 4, 9 and 6.6 referenced in June
2017 version control updated to the
correct sections 3.14, 10 and 5.6.
			·	Section 5.5 updated language to reflect
changes to ‘blackout’ testing.
			·	Section 9, updated language for 5 years
record keeping requirement compared to
7 years for M&G offices in Hong Kong.

Jan 2018	1.2	Quyen Seizer	The following sections were amended:

			·	Section 2.3 – Updated process for
employees on long term leave.
			·	Section 5.2 - Prohibition for broker-
dealer firm, updated to confirm list of
impacted brokers can be obtained from
Compliance.
			·	Section 5.5 – Pre-clearance timeframe
changed to ‘before market closed of the
next business day’.
			·	Section 8 – Updated language to include
‘delegate’ for exemptions and removal of
redundant process of M&G Business
Unit Head sponsorship.
			·	Appendix B – Connected Person
definition. Updated to provide further
clarification and guidance. Also removal
of Counterparty definition as no longer
applicable.
			·	Appendix C – 9D, updated language to

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provide clarification on Connected
Persons holdings in M&G funds via
MyM&G platform.
·	Section 1.3 and 1.4, replaced reference
of the M&G Code Committee with M&G
Risk and Compliance Committee related
to the review and approval of policy
changes. Also surname change for
contact in section 1.3.
·	Section 1.1 – Updated business areas
which the policy is applicable.
·	Section 7 – replaced reference of
Business Unit Head to head of the
business area.

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Appendix A – US Federal Securities Laws

The following are considered to be the US Federal Securities Laws:

US Federal			Summary
Securities Law
Securities	Act	of	Often referred to as the “truth in securities” law, the Securities Act of 1933
1933			has two basic objectives:

· Require that investors receive financial and other significant information concerning securities being offered for public sale; and
· Prohibit deceit, misrepresentations, and other fraud in the sale of securities.

Securities Exchange			With this Act, Congress created the Securities and Exchange
Act of 1934			Commission. The Act empowers the SEC with broad authority over all aspects of the securities industry. This includes the power to register, regulate, and oversee brokerage firms, transfer agents, and clearing agencies as well as the nation’s securities self-regulatory organisations
(“SROs”). The various stock exchanges, such as the New York Stock
Exchange, and American Stock Exchange are SROs. The National
Association of Securities Dealers, which operates the National
Association of Securities Dealers Automated Quotations (“NASDAQ”)
system, is also an SRO.
The Act also identifies and prohibits certain types of conduct in the markets and provides the Commission with disciplinary powers over regulated entities and persons associated with them.
The Act also empowers the SEC to require periodic reporting of information by companies with publicly traded securities.

Trust Indenture Act			This Act applies to debt securities such as bonds, debentures, and notes
of 1939			that are offered for public sale. Even though such securities may be registered under the Securities Act, they may not be offered for sale to the public unless a formal agreement between the issuer of bonds and the bondholder, known as the trust indenture, conforms to the standards of this Act.

Investment Company			This Act regulates the organisation of companies, including mutual funds,
Act of 1940			that engage primarily in investing, reinvesting, and trading in securities, and whose own securities are offered to the investing public. The regulation is designed to minimise conflicts of interest that arise in these complex operations. The Act requires these companies to disclose their financial condition and investment policies to investors when stock is initially sold and, subsequently, on a regular basis. The focus of this Act is on disclosure to the investing public of information about the fund and its investment objectives, as well as on investment company structure and operations. It is important to remember that the Act does not permit the SEC to directly supervise the investment decisions or activities of these companies or judge the merits of their investments.

Investment Advisers			This law regulates investment advisers. With certain exceptions, this Act
Act of 1940			requires that firms or sole practitioners compensated for advising others about securities investments must register with the SEC and conform to regulations designed to protect investors. Since the Act was amended in
2010, generally only advisers who have at least $100 million of assets under management or advise a registered investment company must register with the Commission.

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US Federal		Summary
Securities Law
Sarbanes-Oxley	Act	On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act
of 2002		of 2002, which he characterized as “the most far reaching reforms of
American business practices since the time of Franklin Delano
Roosevelt.” The Act mandated a number of reforms to enhance
corporate responsibility, enhance financial disclosures and combat corporate and accounting fraud, and created the Public Company
Accounting Oversight Board (“PCAOB”) to oversee the activities of the auditing profession.

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Appendix B – Code Definitions

Term	Definition

Beneficial Interest	Generally includes ownership of securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. You are considered to have a
Beneficial Interest in:

·	Securities which you hold for your own benefit in bearer form, registered in your own name or otherwise, whether or not the securities are owned individually or jointly;
·	Securities held where you have instructed/arranged/influenced others
e.g. by your spouse, minor children, or other dependent relatives to hold securities in their name for you; (see also Connected Person section)
·	Securities held by others for your benefit, such as securities held by a
Trustee, executor, or administrator or by custodians, brokers, or relatives, or by share clubs of which you are a member;
·	Securities owned by a partnership of which you are a member, unless that partnership has delegated fund management to an independent manager to whom full discretion is granted;
·	Securities held by a corporation which can be regarded as your personal holding company; and
·	Securities recently purchased by you and awaiting transfer into your name.

‘Beneficial Interest’ does not include ownership of securities over which you have a substantial measure of control but in which neither you nor your family have any direct or indirect beneficial interest (i.e. securities held by a
Trust of which you are Trustee but not a direct or indirect beneficiary). If you have a financial interest in the success of the account you control, such as a performance-based fee, then you would have a beneficial interest in the account.
Code of Market	The Code of Market Conduct (published by the FCA) sets out, amongst
Conduct	other matters, behaviours that are likely to constitute market abuse. The full
text	can	be	found	on	the	FCA	website	at	–
http://fshandbook.info/FS/html/FCA/MAR
Employees should refer to the M&G Market Conduct & Information
Management Framework which sets out M&G policy and procedures in relation to compliance with the FCA’s Code of Market Conduct.

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Connected Person	Anyone whose investment decisions the Employee influences or manages
(other than as a customer of M&G).

If as an Employee you have influence over that person’s judgment or advise that person as to how to invest his/her property or procure any rights or Beneficial Interest attached to their investments then that person is deemed to be a Connected Person and you will need to seek pre-clearance for any relevant transactions undertaken by the Connected Person. In addition you will also be required to seek to ensure that the Connected
Person adheres to the reporting requirements set out in Section 4.

Note: Whether you have influence over or procure any rights or benefits from a Connected Person is dependent on your judgement. The point you must take very seriously as an Employee, is that if it subsequently becomes clear that you did have influence and have exerted it, or have received benefit from the investment, and if the Code has not been complied with then that will be considered as a breach of the Code. Employees may choose to treat an individual as a Connected Person if they have any doubt in making a decision in this regard.

A Connected Person may include:

· A company in which one or more Employees and/or any Connected
Person has an interest in 20% or more of the equity capital or is entitled to exercise or control more than 20% of the voting power;
· A Trustee of a trust under which an Employee, his/her spouse, child, stepchild or adopted child under the age of 18, or a company as defined above, is a beneficiary or a discretionary object;
· A trust of which an Employee or Connected Person is a settlor; and
· Any person who lives in the same household as you.

There is an assumption that related persons in your household are
Connected Persons (due to German law this does not apply to M&G
Employees whose normal place of work is a location in Germany). If this is not the case, it must be documented in writing to Compliance.

Unrelated people in your household such as an employee or people to whom you do not provide financial support, and who do not financially support you, such as your tenant, flat mate, lodger or boarder need not be considered a Connected Person.

Discretionary	A discretionary managed account is defined as an account, held in the
Managed Account	name of an Employee or their Connected Person where:
(i) the portfolio is individually managed by a reputable
independent manager to whom full investment discretion is
granted;
(ii) the Employee or their Connected Person have no direct or indirect influence or control over the investment decisions; and
(iii) the Employee or their Connected Person are not aware of investment decisions until after transactions are effected.
Employee	Any person to whom the Code applies, in full or in part.
Personal Account	A transaction in Securities executed by Employees, or their Connected
Deal	Persons, on their own account using their own funds.

Recommendation	A Recommendation has one or more of the following characteristics:
· A research paper has been issued in relation to a particular Security; or
· Where an opinion has been communicated on whether to trade or not trade a particular Security (e.g. buy, sell or hold).

Note: The publication of a research paper will meet the definition of

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‘Recommendation’ regardless of whether an opinion to trade or not trade a
Security has been communicated or not.

Security	A Security is defined as any ordinary share, note, stock, bond, debenture, investment contract or limited partnership interest and includes any rights to acquire or dispose of any security (i.e. options, warrants, futures contracts)
and investments in investment funds and hedge funds. Investments in commodity derivatives, currency derivatives, Self-Invested Personal
Pensions (“SIPPs”), Additional Voluntary Contributions (“AVCs”), Free-
Standing Additional Voluntary Contributions (“FSAVCs”) and Funded
Unapproved Retirements Benefits Schemes (“FURBs”) are to be treated as a Security.

A Security does not include contributions by salary deductions to M&G or
Prudential staff pension schemes or any contribution to your AVC accounts linked to either of these schemes. Neither does it include investments in UK authorised Unit Trusts, UK authorised Open-Ended Investment Companies
(“OEICs”) and unitised savings products (incl. life funds and ‘with profits’
funds) not managed by Prudential or M&G and nor does it include any product issued by National Savings and Investments.

A Security does include, but only for reporting purposes, investments in
Unit Trusts, OEICs, and unitised savings products managed by Prudential or M&G. Appendix C sets this information out in detail, but if you have any uncertainty as to whether an investment falls within scope, please contact the Compliance Department for guidance.

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Appendix C – Financial Instruments and associated

Reporting Requirements

Reporting requirements
Item
	Before dealing	After dealing

1. Pensions (including SIPPs, FURBs, AVCs,	Dependent on underlying investments follow
FSAVCs etc.) holding securities – look through to	appropriate line item below.
underlying security.

See also Items 4, 5, 6 and 9D for pensions
holding funds.

2. Tax wrappers i.e. PEPs, ISAs, JISAs, Child
Trust Funds (CTFs), holding securities – look
through to underlying security.

3. Securities Any Securities (including Equities or	Submit a “pre-	Enter your “post clearance”
Bonds) whether Private, Public or Unlisted (and	clearance” request	information onto the
any derivatives thereof), (other than individually	using the automated	automated reporting
described in the table below), e.g. common equity	reporting system and	system.
shares, preference shares, ETFs (incl. Index	receive approval.
ETFs), Government bonds (and any derivatives		Attach your contract note to
thereof), corporate bonds, warrants, investment		the pre-clearance request.
trusts, VCTs and EIS.

Shares arising from the Prudential Savings
Related Share Option Scheme (SAYE), SIP,
SharePlus, and other share based incentive
schemes must be reported as an initial holding or
adjustment as soon as the shares are registered
in the individual employee’s name. Any sales of
shares from such schemes must be pre-cleared.
Any decision to take cash instead of shares as a
result of a Prudential deferred bonus plan must
also be pre-cleared. Sales simply to cover tax
liabilities in respect of shares received need not
be pre-cleared.

4. Transactions and holdings in M&G Funds (other	None	Enter details of new (or
than those transacted via the M&G direct book).		existing) holdings as an
Initial Holding.

5. UK Authorised Unit Trusts and OEICS where		Thereafter, any purchases
Prudential or any of its affiliates are not involved in		or sales should be
the management of the fund.		referenced using the
“adjustment” function.
This only applies to Equity Dealers and US
Client Managers. (For everyone else, no
reporting necessary, see Item 9B)

6. Unit Trusts, OEICs (including M&G Offshore
Funds), SICAVs, etc. which are not UK
authorised.

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Reporting requirements
Item
	Before dealing	After dealing

7. Commodity derivatives (exchange traded or
OTC), exchange traded currency derivatives and	None	As above
Index Trades (i.e. Index Exchange Traded
Commodities).

8A. The acceptance of an offer to subscribe for	None	Update your holdings on
securities under a rights issue or a scrip issue on		the automated reporting
an existing holding.		system using the
“adjustment” function
promptly and no later than
the end of each quarter.

Please note – if you choose
to update this at the end of
the quarter, you must enter
every adjustment as a
separate transaction.

You must NOT aggregate
the amount and make a
single adjustment.

Pre-clearance must be
obtained to sell. Sales are
treated as sales of equities
8B. The disposal of such rights in nil-paid form.	None	Update your holdings on
the automated reporting
system using the
“adjustment” function
8C. The acceptance of a take-over offer.		promptly and no later than
the end of each quarter.
8D. Purchases or sales which are automatic in
nature, including automatic investment plans,		Please note – if you choose
regular savings plans (including regular		to update this at the end of
investments in the Prudential SIP or SharePlus		the quarter, you must enter
Plan) and buy-outs.		every adjustment as a
separate transaction.
8E. Part of an automatic dividend or tax reclaim
reinvestment plan including the setting up of such		You must NOT aggregate
a plan.		the amount and make a
single adjustment.
8F. Tender Offers – the acceptance of a tender
offer in which all existing shareholders are treated		Pre-clearance must be
equally.		obtained to sell. Sales are
treated as sales of equities
9A. Contributions by salary deductions to the staff	None	None
pension schemes of either Prudential or M&G and
any contribution to your AVC accounts to either of
these schemes.

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Reporting requirements
Item
	Before dealing	After dealing

9B. UK Authorised Unit Trusts and UK Authorised
OEICS where Prudential or any of its affiliates is	None	None
not involved in the management of the fund, and
the fund is forward rather than historically priced.

NB: This exemption does not apply to Equity
Dealers and Fund Managers of US based
funds – see Item 5 above.

9C. Unit-Linked funds (including those
within pensions) invested solely in UK Authorised
Unit Trusts and UK Authorised OEICS (i.e. 9B).

9D. Transactions and holdings in M&G UK Funds
through or held in the M&G direct book (including
MyM&G) do not need to be reported.

Holdings controlled by Connected Persons in
MyM&G must be identified in MyM&G as
Connected Persons holdings, to benefit from this
exclusion.

9E. Cash ISAs.

9F. Bankers acceptances, bank certificates of
deposit, commercial paper and high quality short-
term debt instruments, including repurchase
agreements.

9G. Any holdings or transactions held within (an)
account(s) over which you have no direct or	None	None
indirect influence or control i.e. purely
discretionary managed account. However, the
account itself is reportable.

9H. M&G LTIP.

9I. With profits endowment policies.

9J. Prudence bond, or equivalent with profits
product.

9K. Any product issued by the National Savings
and Investments.

9L. Child bonds, but note CTFs are covered under
Item 2.

9M. Prudential Savings Related Share Option
Scheme (SAYE) until you exercise your option
(thereafter treat as equities).

9N. Spread betting on non-financials, for example
cricket.

9O. Holdings in “carry vehicles” of M&G
funds. (reporting is not required as M&G controls
the record of carry entitlements)

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Appendix D – Personal Associations Decision Guide

Employee
	Question:	Proposed Personal		Existing Personal
Is this a proposed or existing
	Personal Association?		Association	Association

Employee	Question:
	Is there a risk that the			Yes
	personal association may	Yes	No	(Complete Personal	No
	compromise, or may appear		(No action required)	Association Form)	(No action required)
to compromise, impartial
business dealings?

Employee	Question:	Yes			No
	Can the risks posed by the	(Complete Personal	No	Yes	(Document how the
	Personal Association be	Association Form -	(Do not enter into	(Describe the risks and	actual or perceived
	managed effectively?	Describe the risks and	Personal Association)	mitigating controls)	conflict is removed /
		mitigating controls)			avoided)

Question
Do you agree with the
Head of BU	Employees assessment of				No
	the risks, mitigating controls		No		(‘Not Approved’ -
	and conclusion as to	Yes	(‘Not Approved’ - Do	Yes	Document how the
	whether the conflict can be	(‘Approved’)	not enter into Personal	(‘Approved’)	actual or perceived
	managed effectively?		Association)		conflict is removed /
avoided)

Appendix E – Requirement Mapping to Prudential

Requirements

Due to the nature of M&G’s activities, it is required that M&G have a Code of Ethics. The Prudential
Group as a whole is not subject to a directly equivalent set of requirements; therefore, this policy does not map to a specific Prudential Group policy.

However, the Code supports adherence to elements of the Prudential Group Code of Business
Conduct, the Prudential Group Conflicts of Interest Policy and the Prudential Group Information
Sharing and Securities Dealing Policy. Where relevant a mapping of those requirements against the
Code is set out in the table below.

Prudential Policy	Prudential policy requirement		Mapped M&G
Reference			policy
Reference

In relation to conflicts of interest, ensure that they have
in place policies, procedures and controls that:
GCIP 2	·	Take into account the BU’s business model and	COE 9
(Group Conflicts of	operations as well as local laws and regulations.		COE 4
Interest Policy)
Set out how and when conflicts of interest should be
escalated.

Securities Dealing	Securities Dealing Rules – which apply to all employees
Rules	who wish to deal in Prudential securities and set out
(Information Sharing	procedures that certain employees must follow in order		COE 4
and Securities Dealing	to do so.
Policy)

Our Group and Our	Engage in honest and ethical conduct, including the
Values – 7	ethical handling of actual or apparent conflicts of interest
(Group code of	between personal	and professional relationships,	COE 3
Business Conduct)	including conflicts	which may affect Prudential’s	COE 9
relationships with its customer.

Our Group and Our
Values – 2	Comply with all Group Policies, as well as applicable
(Group code of	laws, rules and regulations in every country in which we		COE 3
Business Conduct)	operate.